Exhibit 1.1  Subscription Agreement

                         MEDVISION CAPITAL CORPORATION

                            SUBSCRIPTION AGREEMENT

Ladies and Gentlemen:

The Investor named below, by payment of the purchase price for such Common
Shares, by the delivery of a check payable to MedVision Capital Corporation, hereby subscribes for the purchase of the number of Common Shares indicated
below of MedVision Capital Corporation, at a purchase price of $0.50 per Share as set forth in the Prospectus.

By such payment, the named Investor further acknowledges receipt of the
Prospectus and the Subscription Agreement, the terms of which govern the investment in the Common Shares being subscribed for hereby.

A.  INVESTMENT:     (1)   Number of Shares _______________________________

                    (2)   Total Contribution ($0.50/Share) $______________

                                 Date of Investor's check ________________

B.  REGISTRATION:
                    (3)   Registered owner: ______________________________

                                 Co-Owner: _______________________________

                    (4)   Mailing address: _______________________________

                                 City, State & zip: ______________________

                    (5)   Residence Address (if different from above):

                          ============================================

                    (6)   Birth Date:      ______/______/______

                    (7)   Employee or Affiliate: Yes ______  No ______

                    (8)   Social Security: #: ______/______/______

                                 U.S. Citizen [ ]          Other [ ]

                                 Co-Owner Social Security:

                                 #: ______/______/______

                                 U.S. Citizen [ ]          Other [ ]

                                 Corporate or Custodial:

                                 Taxpayer ID #: ______/______/______

                                 U.S. Citizen [ ]          Other [ ]

                    (9)   Telephone (H) (     ) ______________________

C.  OWNERSHIP       [ ] Individual Ownership       [ ] IRA or Keogh

                    [ ] Joint Tenants with Rights of Survivorship

                    [ ] Trust/Date Trust Established_______________

                    [ ] Pension/Trust (S.E.P.)

                    [ ] Tenants in Common          [ ] Tenants by the
                                                       Entirety

                    [ ] Corporate Ownership        [ ] Partnership

                    [ ] Other_____________________

D. SIGNATURES:

Registered Owner: _____________________________

Co-Owner:         _____________________________

Print Name of Custodian or Trustee: _____________________________

Authorized Signature: _____________________________

Date: _____________________

Signature: ___________________________________

MAIL TO:

       MedVision Capital Corporation
       2000 Hamilton Street, #520
       Philadelphia, Pennsylvania 19130-3883
       Telephone / Fax:  (215) 893-3662

____________________________________________________________________
FOR OFFICE USE ONLY:

Date Received: ________________________________________________

Date Accepted/Rejected ________________________________________

Subscriber's Check Amount: _______________________

Check No. ___________________ Date Check ________________

Deposited ________________________________

MR #________________

____________________________________________________________________